SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

USA SYNTHETIC FUEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-54044	13-3995258
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification Number)

312 Walnut Street, Suite 1600, Cincinnati, Ohio 45202
(Address of principal executive office)

Registrant's telephone number, including area code: (513) 762-7870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Director.  On March 1, 2013, the Board of Directors of USA Synthetic Fuel Corporation (the “Company”) elected J. Bradley Davis, John P. Proctor and William J. Weyand as members of the Board of Directors until the next annual stockholders’ meeting. Messrs. Davis, Proctor, and Weyand will serve on the following committees: the Audit Committee, Compensation Committee, and the Nominating and Governance Committee.  Messrs Davis, Proctor and Weyand, as independent directors, will receive an annual fee pursuant to the newly adopted Independent Director Compensation Policy described below and attached as Exhibit 10.1.

On March 5, 2013, the Company issued a press release regarding the election of these three directors to our Board of Directors.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effective March 1, 2013, the Company adopted the Independent Director Compensation Policy under which independent directors will receive an annual fee of $35,000 paid in either cash or common stock of the Company at the discretion of the Company.  The annual fee will be prorated based on the number of months that the director serves or served on the board during any fiscal year and will be paid no later than fifteen (15) days after the end of each fiscal year.  Independent directors also will receive reimbursement for reasonable travel expenses incurred to attend board and committee meetings during their term of office. The Independent Directors Compensation Policy is attached as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Independent Directors Compensation Policy
Exhibit 99.1	Press Release dated March 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: March 6, 2013

USA SYNTHETIC FUEL CORPORATION

By: /s/ Dr. Steven C. Vick
Steven C. Vick
President & CEO